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                                                                     EXHIBIT 4.7

                                                                [EXECUTION COPY]

                               AMENDMENT NO. 2 TO
                                 TRUST AGREEMENT

                  AMENDMENT NO. 2 TO TRUST AGREEMENT, dated as of November 18, 2003 (this "Amendment"), between FLEET BANK (RI), NATIONAL ASSOCIATION, a national banking association ("Fleet"), as Transferor, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Owner Trustee (in such capacity, the "Owner Trustee").

                             PRELIMINARY STATEMENTS

                  WHEREAS, DC Funding International, Inc., a Delaware corporation ("DC Funding"), as Transferor, and the Owner Trustee entered into a Trust Agreement dated as of July 1, 2002, as amended (the "Agreement");

                  WHEREAS, DC Funding, as Transferor, First North American National Bank, a national banking association, as Servicer, Fleet, JPMorgan Chase Bank, a New York banking corporation and successor trustee to First Union National Bank, as Trustee, and the FNANB Credit Card Master Note Trust, a statutory trust organized under the laws of the State of Delaware, as Issuer, are parties to an Assignment and Assumption Agreement dated as of November 18, 2003 pursuant to which DC Funding has assigned to Fleet all of DC Funding's rights as Transferor under the Agreement and Fleet has assumed the performance of every covenant and obligation of DC Funding as Transferor under the Agreement;

                  WHEREAS, Section 10.1 of the Agreement provides that the Transferor and the Owner Trustee may amend the Agreement from time to time, with the consent of the Indenture Trustee and the Holders of Notes evidencing not less than 66-2/3% of the Invested Amount of the Notes, subject to certain limitations set forth therein, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Noteholders; and

                  WHEREAS, Fleet, as the new Transferor under the Agreement, and the Owner Trustee desire to amend the Agreement as set forth herein;

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, each party agrees as follows for the benefit of the other party and for the benefit of the Noteholders:

                  Section 1. Definitions. All terms used in the Preliminary Statements or elsewhere in this Amendment that are defined in the Agreement have the meanings assigned to them therein, except to the extent such terms are amended or modified in this Amendment.

                  Section 2. Substitution of Fleet, as Transferor, for DC Funding, as Transferor. On and after the Assumption Date, all references in the Agreement to DC Funding, as

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Transferor, shall be deemed to be references to Fleet, as Transferor, and all references in the Agreement to the Transferor shall be deemed to be references to Fleet in such capacity and not to DC Funding.

                  Section 3. Amendment of Section 2.6. Section 2.6 of the Agreement is hereby amended by substituting "statutory trust" for "business trust" in the fifth line of such section.

                  Section 4. Amendment of Section 2.9. Section 2.9 of the Agreement is hereby amended by deleting subsection (a) of such section in its entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

                           (a) Organization and Good Standing. Transferor is a banking association duly organized, validly existing and in good standing under the laws of the United States, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, to execute, deliver and perform its obligations under this Agreement.

                  Section 5. Amendment of Section 10.4. Section 10.4 of the Agreement is hereby amended by deleting such section in its entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

                           10.4 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices and other communications shall be in writing and shall be deemed given upon receipt by the intended recipient or three (3) Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to Owner Trustee, Transferor or Indenture Trustee shall be deemed given only upon actual receipt by Owner Trustee, Transferor or Indenture Trustee), if to Owner Trustee, addressed to the Corporate Trust Office; if to Indenture Trustee, addressed to JPMorgan Chase Bank, 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: ITS Structured Finance, telecopy number (212) 623-5933, telephone number (212) 623-5600; if to Transferor, addressed to Fleet Bank (RI), National Association, c/o Fleet Credit Card Services, L.P., Mail Stop: PA EH 066 02L, 680 Blair Mill Road, Horsham, Pennsylvania 19044, Attention: President, telecopy number (215) 672-6214, telephone number (215) 444-6780, with a copy to General Counsel, Fleet Bank (RI), National Association, Mail Stop: PA EH 066 03S, 680 Blair Mill Road, Horsham, Pennsylvania 19044, telecopy number (215) 674-0220, telephone number (215) 444-2339; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

                  Section 6. Incorporation of Agreement. The Agreement as amended by this Amendment is hereby incorporated by reference and forms a part of this instrument with the same force and effect as if set forth in full herein. In the event that any term or provision contained herein shall conflict or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Amendment shall govern. After the date hereof, any reference to the Agreement shall mean the Agreement as amended by this Amendment.

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                  Section 7. Ratification of the Agreement. As amended by this
Amendment, the Agreement is in all respects ratified and confirmed, and the Agreement and this Amendment shall be read, taken and construed as one and the same instrument.

                  Section 8. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  Section 9. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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                  IN WITNESS WHEREOF, Fleet, as the new Transferor under the
Agreement, and the Owner Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                           FLEET BANK (RI), NATIONAL ASSOCIATION
                                              as Transferor

                                           By: /s/ Jeffrey A. Lipson
                                               ---------------------------------
                                                 Name:  Jeffrey A. Lipson
                                                 Title: Vice President

                                           WILMINGTON TRUST COMPANY,
                                              not in its individual capacity but
                                              solely as Owner Trustee

                                           By: /s/ Patricia A. Evans
                                               ---------------------------------
                                                 Name:  Patricia A. Evans
                                                 Title: Assistant Vice President

FNANB Bankcard Portfolio Sale
Amendment No. 2 to Trust Agreement
November 18, 2003